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                       SECURED SUBORDINATED LOAN AGREEMENT

                            Dated as of July 14, 1999

                                      Among

                          FIDELITY LEASING SPC IV, INC.
                                 as the Borrower

                             FIDELITY LEASING, INC.
                                 as the Servicer

                                       and

                            FIRST UNION NATIONAL BANK
                                  as the Lender




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


                                TABLE OF CONTENTS


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                                                                                                               Page

ARTICLE I  DEFINITIONS............................................................................................1

SECTION 1.1 CERTAIN DEFINED TERMS.................................................................................1
SECTION 1.2 OTHER TERMS...........................................................................................6
SECTION 1.3 COMPUTATION OF TIME PERIODS...........................................................................6
SECTION 1.4 INTERPRETATION........................................................................................6

ARTICLE II  ADVANCES..............................................................................................7

SECTION 2.1 ADVANCES; THE LOAN; GRANT OF SECURITY.................................................................7
SECTION 2.2 PROCEDURES FOR ADVANCES...............................................................................7
SECTION 2.3 PREPAYMENTS...........................................................................................8
SECTION 2.4 INTEREST..............................................................................................9
SECTION 2.5 NOTE..................................................................................................9
SECTION 2.6 PAYMENTS, COMPUTATIONS, ETC...........................................................................9
SECTION 2.7 INCREASED COSTS; CAPITAL ADEQUACY; ILLEGALITY........................................................10
SECTION 2.8 TAXES................................................................................................11

ARTICLE III  CONDITIONS OF THE ADVANCE...........................................................................12

SECTION 3.1 CONDITIONS TO CLOSING AND INITIAL ADVANCES...........................................................12
SECTION 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES.................................................................13
SECTION 3.3 DELIVERY OF CONTRACT FILES...........................................................................14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.......................................................................15

SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER.......................................................15
SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF THE SERVICER.......................................................15

ARTICLE V  GENERAL COVENANTS.....................................................................................15

SECTION 5.1 AFFIRMATIVE COVENANTS OF THE BORROWER................................................................15
SECTION 5.2 RELEASE OF LIEN ON EQUIPMENT.........................................................................15
SECTION 5.3 RELEASE OF INELIGIBLE CONTRACTS......................................................................16

ARTICLE VI  ADMINISTRATION AND SERVICING OF CONTRACTS............................................................16


ARTICLE VII  TERMINATION EVENTS AND REMEDIES.....................................................................17

SECTION 7.1 TERMINATION EVENTS...................................................................................17
SECTION 7.2 REMEDIES.............................................................................................17

ARTICLE VIII  INDEMNIFICATION....................................................................................19

SECTION 8.1 INDEMNITIES BY THE BORROWER..........................................................................19
SECTION 8.2 INDEMNITIES BY THE SERVICER..........................................................................21
SECTION 8.3 AFTER-TAX BASIS......................................................................................22

ARTICLE IX  PARTICIPATIONS.......................................................................................22

SECTION 9.1 PARTICIPATIONS.......................................................................................22

ARTICLE X  MISCELLANEOUS.........................................................................................23

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

SECTION 10.1 AMENDMENTS AND WAIVERS..............................................................................23
SECTION 10.2 NOTICES, ETC........................................................................................23
SECTION 10.3 NO WAIVER, RIGHTS AND REMEDIES......................................................................23
SECTION 10.4 TERM OF THIS AGREEMENT..............................................................................23
SECTION 10.5 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE................................23
SECTION 10.6 WAIVER OF JURY TRIAL................................................................................24
SECTION 10.7 COSTS, EXPENSES AND TAXES...........................................................................24
SECTION 10.8 RECOURSE AGAINST CERTAIN PARTIES....................................................................25
SECTION 10.9 PROTECTION OF SECURITY INTEREST OF THE LENDER.......................................................25
SECTION 10.10 CONFIDENTIALITY....................................................................................26
SECTION 10.11 EXECUTION IN COUNTERPARTS; SEVERABILITY; INTEGRATION...............................................27
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                                       ii


                                    EXHIBITS
                                    --------

EXHIBIT A                  Form of Funding Request
EXHIBIT B                  Form of Note


                                    SCHEDULES
                                    ---------

SCHEDULE I                 Condition Precedent Documents



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                                          |  KILPATRICK STOCKTON LLP  |
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         THIS SECURED SUBORDINATED LOAN AGREEMENT (the "Agreement") is made as of July 14, 1999, among:

         (1) FIDELITY LEASING SPC IV, INC., Delaware corporation, as the borrower (the "Borrower");

         (2) FIDELITY LEASING, INC., a Pennsylvania Corporation, as the servicer (the "Servicer"); and

         (3) FIRST UNION NATIONAL BANK, a national banking association, as the lender (the "Lender").

         IT IS AGREED as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Certain Defined Terms.

         (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Receivables Funding Agreement (as defined below); provided, however, for the purposes hereof, any changes in the definition of any capitalized term defined in the Receivables Funding Agreement shall not be given effect hereunder unless the Lender shall have given its written consent to each such change.

Additional Interest: For any Accrual Period and any Advance, the sum of the products (for each day during such Accrual Period) of:

     AIR x P x  1
               ----
                360

     where:

     AIR      =  the Additional Interest Rate applicable to such Advance; and

     P        =  the principal amount of such Advance on such day;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Additional Interest in excess of the maximum permitted by applicable law, and (ii) Additional Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Additional Interest Rate: As set forth in the B-Note Fee Letter.

Adjusted Eurodollar Rate: For any day, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such day and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such day.

Advance: As defined in Section 2.1(a).

Advances Outstanding: On any day, the sum of (i) the aggregate principal amount of Advances outstanding on such day and (ii) all unpaid amounts of Capitalized Interest.

Affected Party: As defined in Section 2.7(a).

Aggregate Advances Outstanding: On any day, an amount equal to the sum of (i) the Advances Outstanding on such day, (ii) the Advances Outstanding under the SPC I Subordinated Note Facility on such day and (iii) the principal amount of all Advances requested by the Borrower, but not yet made, under the SPC I Subordinated Note Facility.

Aggregate Unpaids: At any time, an amount, equal to the sum of all accrued and unpaid Interest, all accrued and unpaid Additional Interest, Advances Outstanding and all other amounts owed by the Borrower hereunder or by the Borrower or any other Person under any fee letter (including, without limitation, the Fee Letter) delivered in connection with the transactions contemplated by this Agreement (whether due or accrued).

Base Rate: On any date, a fluctuating interest rate per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.0%.

B-Note Fee Letter: That certain fee letter entered into by the Borrower and First union on the Closing Date, as amended, supplemented, replaced, restated or modified from time to time.

Borrower: Defined in the preamble of this Agreement.

Borrower's Account: The account of the Borrower set forth from time to time in a certificate executed by a responsible officer of the Borrower and delivered to the Lender.

Borrowing Base: On any day, an amount equal to the product of (a) the lesser of
(i) the positive excess, if any, of 92% over the Advance Rate and (ii) 2.0% and
(b) the Notional Balance.

Borrowing Excess: Exists on any day on which the Advances Outstanding for such day exceeds the Borrowing Base for such day.

Breakage Costs: Any amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by the Lender (as determined by the Lender, in the Lender's sole discretion) as a result of a prepayment by the Borrower under
Section 2.3 or as a result of any acceleration pursuant to Section 7.2.

Business Day: Any day other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in New York City or Charlotte, North Carolina, and (b) if the term "Business Day" is used in connection with the determination of the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market.

Capitalized Interest: As defined in Section 2.4(a).

Closing Date: July 16, 1999.

Collection Date: The date following the Termination Date on which the Aggregate Unpaids have been reduced to zero and indefeasibly paid in full.

Commitment: The commitment of the Lender to fund Advances in an amount not to exceed the Loan Limit.

Commitment Termination Date: The earlier to occur of (a) July 15, 2000, or such later date to which the Commitment Termination Date may be extended in the sole discretion of the Lender in accordance with the terms of Section 2.1(c) and (b) the Termination Date.

D&P: Duff & Phelps Credit Rating Company, LLC and any successor thereto.

Facility: The financing facility established in favor of the Borrower pursuant to this Agreement and the other Transaction Documents.

Facility Availability: On any day, an amount equal to the lesser of (a) the Loan Limit and (b) the excess, if any, of the Borrowing Base over the sum of (i) the Advances Outstanding on such day and (ii) the principal amount of Advances requested to be made on such day.

Fee Letter: The Fee Letter, dated as of the date hereof, among the Borrower, the Servicer and the Lender, as such letter may be amended, modified, supplemented, restated or replaced from time to time.

Fidelity: Fidelity Leasing Inc., in its individual capacity.

First Union: First Union National Bank, in its individual capacity.

Funding Date: Any day on which an Advance is made.

Funding Request: A written notice, substantially in the form of Exhibit A hereto, delivered pursuant to Section 2.2.

Interest: For any Accrual Period and any Advance, the sum of the products (for each day during such Accrual Period) of:

         IR x P x  1
                  ---
                  360

         where:

         IR       =        the Interest Rate applicable to such Advance; and

         P        =        the principal amount of such Advance on such day;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Interest Rate: For any Accrual Period and for each Advance a rate per annum equal to the Adjusted Eurodollar Rate plus 2.0% per annum.

LIBOR Rate: For any Advance Outstanding and any day during any Accrual Period, an interest rate per annum equal to:

                  (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (Charlotte, North Carolina time) on such day; or

                  (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by First Union (such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees).

Loan: The loan by the Lender to the Borrower pursuant to the provisions of
Article II hereof.

Loan Limit: An amount equal to $10,000,000 less the sum of (x) the Aggregate Advances Outstanding on such day and (y) the unpaid principal balance of all Structured Loans outstanding on such day (including all Structured Loans related to the SPC I Subordinated Note Facility).

Minimum Structured Loan Interest Rate: As defined in the B-Note Fee Letter.

Net Remaining Available Funds: On any Payment Date, all Available Funds remaining after making all distributions required to be made pursuant to Sections 2.7 (i) through (x) and Sections 2.8 (i) through (x), as the case may be, of the Receivables Funding Agreement.

Notional Balance: On any day, the ADCB.

Prime Rate: The rate announced by First Union from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by First Union in connection with extensions of credit to debtors.

Receivables Funding Agreement: The Receivables Funding Agreement, dated as of July 14, 1999, among the Borrower, Fidelity, as the servicer and originator, the liquidity lenders named therein, Variable Funding Capital Corporation, as a CP lender, First Union Capital Markets Corp., as the VFCC managing agent and the administrative agent and Harris Trust and Savings Bank as the collateral custodian and the backup servicer.

Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of June 24, 1998, among Fidelity Leasing SPC I, Inc., as the borrower, Fidelity, as the servicer, the Investors named therein, Variable Funding Capital Corporation, as a purchaser, First Union Capital Markets Corp., as the deal agent, First Union, as the liquidity agent and Harris Trust and Savings Bank as the collateral custodian and the backup servicer.

Remaining Available Funds: On any Payment Date, all Available Funds remaining after making all distributions required to be made pursuant to Sections 2.7 (i) through (vii) and Sections 2.8 (i) through (vii), as the case may be, of the Receivables Funding Agreement.

Securitization Facility: As the context may require, the facility evidenced by the Receivables Funding Agreement and/or the Receivables Purchase Agreement.

SPC I Subordinated Note Facility: The committed subordinated loan facility established for the Borrower pursuant to the Secured Subordinated Loan Agreement, dated as of July 14, 1999, by and between Fidelity Leasing SPC I, Inc., Fidelity and the Lender, as amended, modified, supplemented, restated or revised.

Structured Loan: Any subordinated debt, including any subordinated certificate, issued by the Borrower or any Affiliate of the Borrower in connection with any Term Takeout, which subordinated debt or certificate is issued or sold to, or acquired by, the Lender or any of its Affiliates in connection with the closing of such Term Takeout; provided; however, that such subordinated note or certificate shall only constitute a Structured Loan for purposes hereof if (i) the Lender or an Affiliate of the Lender has approved such subordinated debt or certificate (including its terms and conditions) in writing and as a "Structured Loan", (ii) the net proceeds of such Term Takeout, after paying all issuance costs related to such Term Takeout are not sufficient to pay all amounts hereunder and under the Receivables Funding Agreement due in connection with such Term Takeout and (iii) the interest rate on such Structured Loan is at least equal to the Minimum Structured Loan Interest Rate.

Term Takeout: Any transaction, whether a whole-loan sale, a term securitization or any other financing that results in a repayment of all or a portion of the Advances Outstanding under the Receivables Funding Agreement.

Termination Date: The earliest of (a) the date of the occurrence of a Termination Event pursuant to Section 7.1, and (b) the Commitment Termination Date.

Termination Event: Defined in Section 7.1.

Transaction Documents: This Agreement, the Receivables Funding Agreement, the Purchase Agreement, the Hedging Agreement, the Lock-Box Agreements, the Fee Letter, the Backup Servicer Fee Letter, the Collateral Custodian Fee Letter, and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

         Section 1.2 Other Terms.

         All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not used but specifically defined herein, are used herein as defined in such Article 9.

         Section 1.3 Computation of Time Periods.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         Section 1.4 Interpretation.

         In each Transaction Document, unless a contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                   ARTICLE II

                                    ADVANCES

         Section 2.1 Advances; The Loan; Grant of Security

         (a) On the terms and conditions hereinafter set forth by delivering to the Lender a Funding Request in accordance with Section 2.2(a), the Borrower may, at its option, from time to time on any Business Day prior to the occurrence of the Commitment Termination Date, but no more frequently than twice every five (5) Business Days, request that the Lender make advances (each, an "Advance") to it in an amount which, at any time, shall not exceed the Loan Limit in effect on the related Funding Date. On each Funding Date, the Lender shall make such Advance; provided, however that the Lender shall have no obligation to make any Advance on any Funding Date (i) in excess of the Facility Availability on such Funding Date or (ii) after giving effect to such Advance, Advances Outstanding would exceed the Borrowing Base.

         (b) In order to secure the payment of the Advances, Interest, Additional Interest, Aggregate Unpaids, and all other amounts payable with respect to the Loan and under the Fee Letter, and in order to secure the performance and observance of all of the covenants and conditions contained in this Agreement and in the Fee Letter, the Borrower hereby Grants to the Lender, a second priority security interest in all of the Collateral. The Borrower shall mark its records (including, without limitation, its computer records and tapes) to evidence the Grant and the interest of the Lender in the Collateral.

         (c) The Borrower may, within 60 days, but no later than 45 days, prior to the then existing Commitment Termination Date, by written notice to the Lender, make written request for the Lender to extend the Commitment Termination Date for an additional period of 364 days. The Lender shall make a determination, in its sole discretion and after a full credit review, not less than 15 days prior to the then applicable Commitment Termination Date as to whether or not it will agree to extend the Commitment Termination Date; provided, however, that the failure of the Lender to make a timely response to the Borrower's request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by the Lender to extend the Commitment Termination Date.

         Section 2.2 Procedures for Advances

         (a) In the case of the making of any Advance, each Funding Request shall be delivered to the Lender no later than 5:00 p.m. (Charlotte, North Carolina time) two (2) Business Days prior to the proposed Funding Date (with a copy to the Administrative Agent).

         (b) Each Funding Request shall specify the aggregate amount of the requested Advance. Each Funding Request shall be accompanied by (i) a Funding Request prepared by the Servicer, setting forth the Advances Outstanding and representing that all conditions precedent for a funding have been met, including a representation by the Borrower that the requested Advance does not on the Funding Date exceed either the Borrowing Base or the Facility Availability, (ii) calculations of the Borrowing Base and the Facility Availability as of the date the Advance is requested, and (iii) an updated Contract List including each Contract that is subject to the requested Advance. Each Funding Request shall be irrevocable.

         (c) On the Funding Date following the satisfaction of the applicable conditions set forth in this Section 2.2 and Article III, the Lender shall make available to the Borrower or its designee in same day funds, at the Borrower's Account, the principal amount of such Advance.

         Section 2.3 Prepayments.

         (a) Optional Prepayments. The Borrower may, upon two (2) Business Days' prior written notice (such notice to be received by the Lender no later than 5:00 p.m. (Charlotte, North Carolina time) on such day) to the Lender, prepay any portion of Advances Outstanding. On the date of such prepayment, the Borrower shall remit to the Lender cash in the amount equal to the sum of (i) the portion of the principal of Advances Outstanding to be prepaid, (ii) Interest accrued thereon, (iii) Additional Interest accrued thereon, if any, and
(iv) all Breakage Costs related thereto.

         Upon thirty (30) days written notice to the Lender, the Borrower shall have the right to prepay in whole the Advances Outstanding. On the date of such prepayment, the Borrower shall remit to the Lender cash in the amount equal to the sum of (i) the Advances Outstanding, (ii) Interest accrued thereon, (iii) Additional Interest accrued thereon and (iv) all Breakage Costs related thereto.

         (b) Mandatory Repayments. The Advances Outstanding shall be subject to mandatory repayment in full on the date (i) each Term Takeout closes, such repayment may be a combination of cash and Structured Loans; provided that Structured Loans may be used only to the extent that the proceeds of the Term Takeout, after paying issuance costs thereof and the purchase price of the assets related thereto, are not sufficient to repay all Advances Outstanding (including, without limitation, any related breakage costs) and (ii) that Fidelity Leasing, Inc. or of its Affiliates issues to any Person (other than Fidelity Leasing, Inc.'s parent company) any equity security, incurs any Indebtedness or issues any option to any Person to acquire any such equity security or Indebtedness, in any such case in excess of $20,000,000 (such amount to be calculated as the sum of the gross offering price of any equity or option and the gross proceeds of any indebtedness).

         The Advances Outstanding shall be subject to mandatory repayment in part each month on the related Payment Date in an amount (x) prior to the occurrence of a Termination Event, equal to the sum of (i) an amount sufficient to reduce the Advances Outstanding to the Borrowing Base and (ii) the Capitalized Interest and (y) on and after the occurrence of a Termination Event, equal to all Net Remaining Available Funds; provided, however, that if a Termination Event occurred as a result the occurrence of any event described under Section 7.1(a) or (b) and such event is cured for period of three (3) consecutive months, then so long as such Termination Event remains cured, the mandatory repayment for Payment Dates thereafter shall be the amount described in clause (x) above.

         On the date of any such mandatory repayment, the Borrower shall remit to the Lender cash in the amount equal to the sum of (i) the portion of the principal of Advances Outstanding to be prepaid, (ii) Interest accrued thereon,
(iii) Additional Interest accrued thereon and (iv) all Breakage Costs related thereto.

         (c) Upon receipt of any such amounts paid in respect of any prepayment that is not made on a Payment Date, the Lender shall apply such amounts first, to the payment of the Breakage Costs, second, to the payment of all accrued and unpaid Interest and Additional Interest on the amount of the Advances Outstanding so prepaid, third, to the reduction of any Capitalized Interest Outstanding, and fourth to the reduction of the Advances Outstanding.

         Section 2.4 Interest.

         (a) The Borrower shall pay, from Remaining Available Funds, accrued and unpaid Interest on all Advances Outstanding, in arrears for each Accrual Period, on each Payment Date. The Borrower shall pay, from Net Remaining Available Funds, accrued and unpaid Additional Interest on all Advances Outstanding, in arrears for each applicable Accrual Period, on each applicable Payment Date. To the extent that Remaining Available Funds are not sufficient to pay in full all accrued and unpaid Interest for an Accrual Period on any Payment Date, the amount of such accrued and unpaid Interest that is not so paid shall increase the Advances Outstanding and to the extent that Net Remaining Available Funds are not sufficient to pay in full all accrued and unpaid Additional Interest for an Accrual Period on any applicable Payment Date, the amount of such accrued and unpaid Additional Interest that is not so paid shall increase the Advances Outstanding (such increases, whether due to an inability to pay all accrued and unpaid Interest or Additional Interest are referred to as "Capitalized Interest").

         (b) On any Payment Date on which any amount of Capitalized Interest remains unpaid, the Borrower shall, from Net Remaining Available Funds (after paying all accrued and unpaid Interest for the related Accrual Period), pay all such Capitalized Interest.

         Section 2.5 Note.

         Each Loan made by the Lender hereunder shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions as to date and principal amount (a "Note"), payable to the order of the Lender and in a principal amount equal to the Loan Limit.

         Section 2.6 Payments, Computations, Etc.

         (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds to the Lender. The Borrower shall, to the extent permitted by law, pay to the Lender interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. All computations of interest and all computations of Interest, Additional Interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, Additional or any fee payable hereunder, as the case may be.

         (c) If any Advance requested by the Borrower and approved by the Lender pursuant to Section 2.2, is not, for any reason whatsoever related to a default, nonperformance or attempted recession of a Funding Request by the Borrower made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify the Lender against any reasonable loss, cost or expense incurred by the Lender, including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by the Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advance.

         (d) All amounts of Remaining Available Funds shall be applied to the payment of accrued and unpaid Interest. All amounts of Net Remaining Available Funds shall be applied first, to the payment of any unpaid Breakage Costs, second, to the payment of all accrued and unpaid Additional Interest, third, to the reduction of any Capitalized Interest Outstanding, and fourth to the reduction of the Advances Outstanding.

         Section 2.7 Increased Costs; Capital Adequacy; Illegality.

         (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by the Lender or any of its Affiliates (each of which, an "Affected Party") with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject an Affected Party to any Tax (except for Taxes on the overall or branch net income, or franchise tax imposed in lieu of a net income tax, of such Affected Party and Taxes subject to
Section 2.8), duty or other charge with respect to the Loan, or any right to make Advances hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest or Additional Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting an Advance or a Lender's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

         (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or
(ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

         (c) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Servicer a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.

         (d) If the Lender shall notify the Borrower that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, whereupon all Advances Outstanding in respect of which Interest or Additional Interest accrues at the Adjusted Eurodollar Rate shall immediately be converted into Advances Outstanding in respect of which Interest or Additional Interest accrues at the Base Rate.

         Section 2.8 Taxes.

         (a) All payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If, however, any Taxes are required to be withheld from any amounts payable to the Lender, then the amount payable to the Lender will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on the Lender with respect to payments required to be made by the Borrower under this Agreement, by a taxing jurisdiction in which the Lender is organized, conducts business or is paying taxes as of the Closing Date (as the case may be).

         Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) The Borrower will indemnify the Lender for the full amount of Taxes payable by the Lender in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. The Lender, upon making a demand for an indemnity payment under this
Section 2.14(b), shall provide the Borrower with a certificate of a responsible officer of the Lender stating that such tax is due and owing and the amount to be paid by the Borrower and, if available, the Lender shall provide the Borrower with a copy of or extract from documentation furnished by the taxing authority relating to such Taxes. All payments in respect of this indemnification shall be made within ten days from the date a written demand therefor is delivered to the Borrower.

         (c) Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the Lender appropriate evidence of payment thereof.

         (d) Promptly following the closing date the Lender shall provide to the Borrower an Internal Revenue Service Form W-9 or a successor applicable form.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this section shall survive the termination of this Agreement.


                                   ARTICLE III

                            CONDITIONS OF THE ADVANCE

         Section 3.1 Conditions to Closing and Initial Advances.

         The Lender shall not be obligated to make any Advance hereunder on the occasion of the initial Advance, nor shall the Lender be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the
Lender:

         (a) This Agreement and all other Transaction Documents or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto and the Lender shall have received such other documents, instruments, agreements and legal opinions as the Lender reasonably shall request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, attached hereto as Schedule I, as due on the Closing Date, each in form and substance satisfactory to the Lender.

         (b) The Lender shall have received (i) satisfactory evidence that the Borrower and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Lender affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or Officer's Certificate shall in no way limit the recourse of the Lender against the Originator or the Seller for a breach of the Originator's or the Seller's representation or warranty that all such consents and approvals have, in fact, been obtained.

         (c) The Borrower and the Servicer shall each be in compliance in all material respects with all Applicable Laws.

         (d) The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter to be paid as of such date, and shall have reimbursed each Lender and each Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the legal and other document preparation costs incurred by the Lender.

         Section 3.2 Conditions Precedent to All Advances.

         Each Advance shall be subject to the further conditions precedent that:

         (a) On the related Funding Date, the Borrower or the Servicer (if the Originator or an Affiliate of the Originator), as the case may be, shall have certified in the related Funding Request that:

                  (i) The representations and warranties of such Person set forth in Article IV are true and correct on and as of such date, before and after giving effect to such Advance or reinvestment and to the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) No event has occurred, or would result from such Advance or reinvestment or from the application of the proceeds therefrom, that constitutes a Termination Event;

                  (iii) Such Person is in material compliance with each of its covenants set forth herein; and

                  (iv) No event has occurred that constitutes a Servicer Termination Event.

         (b) With respect to the initial Funding Date, the Lender shall have received all Transaction Documents listed on the Schedule of Documents, attached hereto as Schedule I, as due on the initial Funding Date, or counterparts thereof, each of which has been duly executed by, and delivered to, the parties hereto and each shall be in form and substance satisfactory to each Agent;

         (c) The Termination Date shall not have occurred;

         (d) Before and after giving effect to such borrowing and to the application of proceeds therefrom, Advances Outstanding do not exceed the Facility Amount or the Borrowing Base, as calculated on such date;

         (e) After giving effect to such Advance, the Borrower shall have entered into one or more Hedge Transactions have an amortizing notional amount such that the Hedge Notional Amount in effect on any day shall be equal to at least 97% of the Advances Outstanding under the Receivables Funding Agreement on such day;

         (f) No claim has been asserted or proceeding commenced challenging enforceability or validity of any of the Transaction Documents, excluding any instruments, certificates or other documents relating to the Loan that were the subject of prior Advances;

         (g) No event shall have occurred nor any circumstance arisen which has had or could reasonably be expected to have a Material Adverse Effect since the preceding Advance; and

         (h) The Originator and Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents, and instruments to the Lender may reasonably request.

         Section 3.3 Delivery of Contract Files.

         As a condition to each Advance made hereunder, the Borrower shall deliver to the Collateral Custodian, not more than ten (10) days after such Advance or such substitution, the related Contract Files.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Borrower.

         The Borrower repeats, for the benefit of the Lender, each of the representations and warranties made by the Borrower pursuant to Sections 4.1 and
4.2 of the Receivables Funding Agreement, each as if set forth in full herein; provided, however, that no amendment, modification, waiver, deletion, restatement or other change to any of such Sections or provisions thereof shall have effect for the purposes of this Agreement unless the Lender shall have given its written consent thereto.

         Section 4.2 Representations and Warranties of the Servicer.

         The Servicer repeats, for the benefit of the Lender, each of the representations and warranties made by the Servicer pursuant to Section 4.3 of the Receivables Funding Agreement, each as if set forth in full herein; provided, however, that no amendment, modification, waiver, deletion, restatement or other change to any of such Section or provisions thereof shall have effect for the purposes of this Agreement unless the Lender shall have given its written consent thereto.


                                    ARTICLE V

                                GENERAL COVENANTS

         Section 5.1 Affirmative Covenants of the Borrower.

         The Borrower agrees, for the benefit of the Lender, from the date hereof until the Collection Date, to comply with each of the affirmative covenants made by it pursuant to the provisions of Section 5.1 of the Receivables Funding Agreement, each of the negative covenants made by it pursuant to the provisions of Section 5.2 of the Receivables Funding Agreement and each of the covenants regarding the hedging of the Contracts set forth in
Section 5.3 of the Receivables Funding Agreement, each as if set forth in full herein; provided, however, that no amendment, modification, waiver, deletion, restatement or other change to any of such Section or the provisions thereof shall have effect for purposes of this Agreement unless the Lender shall have given its written consent thereto.

         Section 5.2 Release of Lien on Equipment.

         At the same time as (a) any Contract in the Collateral expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account or (b) any Contract becomes a Prepaid Contract and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Lender shall be deemed to release its interest in such Contract and the related Equipment and, at the Servicer's sole expense, will take any actions and execute any documents in respect of such release reasonably requested by the Servicer; provided, however, that the Lender will make no representation or warranty, express or implied, with respect to any such Contract or Equipment. Nothing in this section shall diminish the Servicer's obligations pursuant to Section 6.4 of the Receivables Funding Agreement with respect to the proceeds of any such sale.

         Section 5.3 Release of Ineligible Contracts.

         On and after the date of retransfer of any Ineligible Contract under the terms of the Receivables Funding Agreement, the Ineligible Contract so retransferred shall not be included in the Collateral and, as applicable, the Substitute Contract shall be included in the Collateral. Upon each retransfer to the Borrower of such Ineligible Contract, the Lender, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Lender, to and under such Ineligible Contract and all monies due or to become due with respect thereto, the related Equipment and all proceeds of such Ineligible Contract and Recoveries and Insurance Proceeds relating thereto and all rights to security for any such Ineligible Contract, and all proceeds and products of the foregoing. The Lender, shall, at the sole expense of the Servicer execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the transfer of such Ineligible Contract pursuant to this subsection.


                                   ARTICLE VI

                    ADMINISTRATION AND SERVICING OF CONTRACTS

         The Servicer agrees, for the benefit of the Lender from the date hereof until the Collection Date, unless the Servicer's obligations are earlier terminated pursuant to the provisions of the Receivables Funding Agreement, to comply with each of the affirmative covenants made by it pursuant to the provisions of Section 5.4 of the Receivables Funding Agreement, each of the negative covenants made by it, pursuant to the provisions of Section 5.5 of the Receivables Funding Agreement and each of the other agreements made by the Servicer under the Receivables Funding Agreement, including without limitation, pursuant to Section 2.6 and Article VI of the Receivables Funding Agreement, each as if set forth in full herein; provided, however that no amendment, modification, waiver, deletion, restatement or other change to any of such Sections or Article or the provisions thereof shall have effect for purposes of the Agreement unless the Lender shall have given its written consent thereto. In additional, the Servicer agrees to deliver a copy of each report, certificate or other document to the Lender on each day on which it delivers any such report, certificate or other document to any party under the Receivables Funding Agreement.

                                   ARTICLE VII

                         TERMINATION EVENTS AND REMEDIES

         Section 7.1 Termination Events.

         Each of the following events shall constitute a Termination Event (a "Termination Event") under this Agreement:

         (a) as of any Reporting Date, the Delinquency Ratio for the preceding Determination Date exceeds 2.5%;

         (b) as of any Reporting Date, the Default Ratio for the preceding Determination Date exceeds 2.25%;

         (c) the occurrence of the Termination Date under the Receivables Funding Agreement;

         (d) the date on which a Borrowing Excess has been in existence for at least 30 consecutive days; or

         (e) the occurrence of a Termination Event under the SPC I Subordinated Note Facility.

         Section 7.2 Remedies.

         (a) Upon the occurrence of a Termination Event, the Termination Date shall be deemed to have occurred automatically. Upon the occurrence of a Termination Event, in addition to the other remedies provided for herein, the Lender may declare the Advances Outstanding and all other Aggregate Unpaids to be immediately due and payable and shall have all rights and remedies provided under the UCC and other applicable laws, which rights shall be cumulative. Upon such acceleration, the balance then outstanding under this Agreement shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (b) Upon the occurrence of a Termination Event and following the Collection Date under the Receivables Funding Agreement, and in addition to the remedies provided herein, the Lender, shall have the right to obtain physical possession of the Servicer's records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of the Borrower or any third party acting for the Borrower, and the Borrower shall deliver to the Lender, such assignments as the Lender shall request.

         (c) Without limiting the generality of the foregoing provisions of this
Section 7.2, the Lender, following the occurrence of the Collection Date under the Receivables Funding Agreement, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at the Lender's option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the amounts owing to the Lender hereunder in respect of Advances Outstanding, accrued and unpaid Interest, Additional Interest, fees, expenses, indemnification, Breakage Costs, or otherwise, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the UCC, need the Lender to account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (together with all Interest and Additional Interest thereon and fees and expenses accruing under this Agreement) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the amounts owing to the Lender and the fees and disbursements of any attorneys employed by such Lender to collect such deficiency.

         (d) The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lender, deals with similar property for its own account. Neither the Lender nor any of its respective directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Indemnities by the Borrower.

         Without limiting any other rights which the Agent, the Lender or any of their respective Affiliates may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Agent, the Lender, and each of their respective Affiliates and officers, directors, employees and agents thereof (each of the foregoing Persons being referred to as an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them, but excluding allocations of overhead expenses of any such Indemnified Party or other non-monetary damages of any such Indemnified Party, arising out of or as a result of this Agreement or the Grant of the Collateral or in respect of any Asset or any Contract, excluding, however, Indemnified Amounts to the extent resulting from negligence or willful misconduct on the part of the Agent, the Lender or such Affiliate. If the Borrower has made any indemnity payment pursuant to this Section 8.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

         (a) any Contract treated as or represented by the Borrower to be an Eligible Contract which is not at the applicable time an Eligible Contract;

         (b) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (if the Originator or one of its Affiliates) or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

         (c) the failure by the Borrower or the Servicer (if the Originator or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Asset, the related Contract, or the nonconformity of any Asset, the related Contract with any such applicable law, rule or regulation;

         (d) the failure to vest and maintain vested in the Lender or to transfer to the Lender, a second priority perfected security interest in the Assets, together with all Collections, free and clear of any Adverse Claim (other than claims arising under or with respect to the Receivables Funding Agreement and the other Transaction Documents) whether existing as of the Closing Date or at any time thereafter;

         (e) the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Advances Outstanding which is less than or equal to the lesser of (i) the Facility Limit on such Business Day, or (ii) the Borrowing Base on such Business Day;

         (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Assets which are, or are purported to be, Collateral, whether at the time of any Grant or at any subsequent time;

         (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Asset which is, or is purported to be, Collateral (including, without limitation, a defense based on such Asset or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Asset or the furnishing or failure to furnish such merchandise or services;

         (h) any failure of the Borrower or the Servicer (if the Originator or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Contracts;

         (i) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Asset or Contract;

         (j) the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

         (k) any repayment by the Lender of any amount previously distributed in reduction of Advances Outstanding or payment of Interest, Additional Interest or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Lender believes in good faith is required to be repaid;

         (l) the commingling of Collections of Assets in the Collateral at any time with other funds;

         (m) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or reinvestments or the ownership of the Collateral or in respect of any Asset or Contract;

         (n) any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Assets or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

         (o) the failure of the Borrower, the Originator or any of their respective agents or representatives to remit Collections to the Servicer or the Lender.

         Any amounts subject to the indemnification provisions of this Section
8.1 shall be paid by the Borrower within two Business Days following demand therefor. If for any reason the indemnification provided above in this Section
8.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Fidelity shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         The parties agree that no provision of this Section 8.1 shall be construed to provide recourse to Fidelity for any loss by reason of the exercise by or against any obligor of any Insolvency Law or any default by any obligor as a result of a credit reason.

         Section 8.2 Indemnities by the Servicer.

         (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Monthly Report, Servicer's Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law, (iii) the failure of the Servicer to comply with its duties or obligations in accordance with the Receivables Funding Agreement or this Agreement, or (iv) any litigation, proceedings or investigation against the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         (b) Any amounts subject to the indemnification provisions of this
Section 8.2 shall be paid by the Servicer to the Lender within five (5) Business Days following such Agent's demand therefor.

         (c) The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Contracts.

         (d) The obligations of the Servicer under this Section 8.2 shall survive the resignation or removal of the Servicer and the termination of this Agreement.

         (e) Any indemnification pursuant to this Section 10.2 shall not be payable from the Assets.

         Section 8.3 After-Tax Basis.

         Indemnification under Sections 8.1 and 8.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax refund or benefit on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.


                                   ARTICLE IX

                                 PARTICIPATIONS

         Section 9.1 Participations.

         (a) The Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loan owned by it). Notwithstanding anything herein to the contrary, each participant shall have the rights of the Lender (including any right to receive payments) under Sections 2.7 and 2.8; provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted. With respect to any participation described in this Section 9, the participant's rights as set forth in the agreement between such participant and the Lender to agree to or to restrict such Lender's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 10 of this Agreement.

         (b) The Lender may, in connection with any participation or proposed participation pursuant to this Section 9, disclose to the participant or proposed assignee or participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.

         (c) Nothing herein shall prohibit the Lender from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 9.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Amendments and Waivers.

         (a) Except as provided in this Section 10.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower and the Lender.

         Section 10.2 Notices, Etc.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telex.

         Section 10.3 No Waiver, Rights and Remedies.

         No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

         Section 10.4 Term of this Agreement.

         This Agreement, including, without limitation, the Borrower's obligation to observe its covenants set forth in Article V, and the Servicer's obligation to observe its covenants set forth in Articles VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles III and IV and the indemnification and payment provisions of Article VII and the provisions of
Section 10.9 and Section 10.10 shall be continuing and shall survive any termination of this Agreement.

         Section 10.5 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, NEW YORK COUNTY. EACH OF THE PARTIES HERETO AND EACH LENDER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 10.6 Waiver of Jury Trial.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 10.7 Costs, Expenses and Taxes.

         (a) In addition to the rights of indemnification granted to the Indemnified Parties under Article VIII hereof, the Borrower agrees to pay on demand all costs and expenses of the Lender incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith (excluding any Hedging Agreement), and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Lender in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

         (b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to the Lender in connection with this Agreement or the funding or maintenance of Advances hereunder.

         (c) The Borrower shall pay on demand all costs and expenses incurred by the Lender in connection with periodic audits of the Borrower's or the Servicer's books and records.

         Section 10.8 Recourse Against Certain Parties.

         No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Lender as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Lender or any incorporator, affiliate, stockholder, officer, employee or director of the Lender or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Lender contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Lender, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Lender or any incorporator, stockholder, affiliate, officer, employee or director of the Lender or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Lender contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such administrator of the Lender and each incorporator, stockholder, affiliate, officer, employee or director of the Lender or of any such administrator, or any of them, for breaches by the Lender of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of, and in consideration for, the execution of this Agreement.

         (d) The provisions of this Section 10.8 shall survive the termination of this Agreement.

         Section 10.9 Protection of Security Interest of the Lender.

         (a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Lender may reasonably request, to perfect, protect or more fully evidence the Grant and the interest of the Lender in and to the Collateral, or to enable the Lender to exercise and enforce its rights and remedies hereunder.

         (b) If the Borrower or the Servicer fails to perform any of its obligations hereunder after five Business Days' notice from the Lender, the Lender may (but shall not be required to) perform, or cause performance of, such obligation; and the Lender's costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article VIII, as applicable. The Borrower irrevocably authorizes the Lender and appoints the Lender as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Agents' sole discretion to perfect and to maintain the perfection and priority of the interest of the Lender in the Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Assets as a financing statement in such offices as the Lender deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the in the Assets. This appointment is coupled with an interest and is irrevocable.

         (c) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Lender in and to the Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Lender hereunder to all property comprising the Assets. The Servicer shall deliver to the Lender file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 10.9.

         Section 10.10 Confidentiality.

         (a) The Lender, the Servicer and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons ("Excepted Persons"), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Lender, the Servicer, and the Borrower that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof,
(iii) disclose such information as is required by an applicable law or an order of an judicial or administrative proceeding and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Hedging Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this Section 10.10(a) include, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Termination Events, and priority of payment provisions.

         (b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) by the Lender to any prospective or actual participant of any of them or (ii) by the Lender to any Rating Agency and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lender may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information
(A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Lender's business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Lender or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Borrower or Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Lender having a need to know the same, provided that the Lender advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Borrower or Servicer.

         Section 10.11 Execution in Counterparts; Severability; Integration.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Originator to the Agent and the Lenders.

                                          -----------------------------
                                          |  KILPATRICK STOCKTON LLP  |
                                          |         EXECUTION         |
                                          -----------------------------




         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:                          FIDELITY LEASING SPC IV, INC.


                                       By: _____________________________
                                       Name: ___________________________
                                       Title: __________________________

                                       1255 Wrights Lane
                                       West Chester, Pennsylvania 19380
                                       Attention:        Mr. John Dale
                                       Facsimile No.:    610-719-4534
                                       Confirmation No.: 610-719-4515



THE SERVICER:                          FIDELITY LEASING, INC.


                                       By: ____________________________
                                       Name: __________________________
                                       Title: _________________________


                                      1255 Wrights Lane
                                      West Chester, Pennsylvania 19380
                                      Attention:        Mr. John Dale
                                      Facsimile No.:    610-719-4534
                                      Confirmation No.: 610-719-4515






                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

 LENDER:                              FIRST UNION NATIONAL BANK

                                      By:______________________________
                                      Name: ___________________________
                                      Title: __________________________

                                      First Union National Bank
                                      One First Union Center, TW-9
                                      Charlotte, North Carolina 28288
                                      Attention:        Capital Markets Credit
                                                        Administration
                                      Facsimile No.:   (704) 374-3254
                                      Confirmation No: (704) 374-4001

                                                                      SCHEDULE I

                          CONDITION PRECEDENT DOCUMENTS


As required by Section 3.1(a) of the Agreement, in addititon to each of the documents listed on Schedule I of the Receivables Funding Agreement, each of the following items must be delivered to the Lender prior to the date of the initial funding:

         A copy of this Agreement duly executed by the Borrower, the Servicer and the Lender;

         A copy of the Fee Letter duly executed by the Borrower and the Lender;

         Acknowledgment copies of proper financing statements (the "Facility Financing Statements"), describing the Assets and naming the Borrower as debtor and the Lender, as secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Lender, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Lenders' interests in all Assets;

         Such other certificates, approvals, opinions or documents as the Lender may reasonably request.

                                                                       EXHIBIT A


                             FORM OF FUNDING REQUEST
                     (including Borrowing Base Certificate)


                          Fidelity Leasing SPC IV, Inc.


First Union National Bank
One First Union Center
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

This Borrower Notice is delivered to you under Section 2.2(a) of that certain Secured Subordinated Loan Agreement dated as of July 14, 1999 (the "Agreement") among Fidelity Leasing SPC IV, Inc., as the Borrower, Fidelity Leasing, Inc., as the servicer and the originator and First Union National Bank, as the lender. All capitalized undefined terms used herein have the meaning assigned thereto in the Agreement.

Each of the undersigned, each being a duly elected officer of the Borrower and the Servicer, respectively, holding the office set forth below such officer's name, hereby certifies as follows:

1. The Borrower hereby requests an Advance in the principal amount of $_____________.

2. The Borrower hereby requests that such Advance be made on the following date:
   _____________.

3. Attached to this Borrower Notice is a true, correct and complete calculation of the Borrowing Base and all components thereof.

4. Attached to this Borrower Notice is a true, correct and complete [supplement to the] Contract List[, reflecting all Contracts which will become part of the Collateral on the date hereof,] each Contract reflected thereon being an Eligible Contract.

5. All of the conditions applicable to the Advance requested herein as set forth in the Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including:

                           (i) The representations and warranties of such Person
                  set forth in the Agreement, as the case may be, are true and correct on and as of such date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

                           (ii) No event has occurred, or would result from such
                  Advance or from the application of the proceeds therefrom, which constitutes a Termination Event; and

                           (iii) Such Person is in material compliance with each
                  of its covenants set forth herein.

         IN WITNESS WHEREOF, the undersigned has executed the Funding Request this______ day of______________, _____.

                                 FIDELITY LEASING SPC IV, INC.,
                                   as Borrower

                                 By:__________________________________
                                 Name:
                                 Title:


                                 FIDELITY LEASING, INC.,
                                   as Servicer


                                 By:__________________________________
                                 Name:
                                 Title:


                                             [attach Borrowing Base Certificate]

                                                                       EXHIBIT B

                                  FORM OF NOTE




$10,000,000                                                        July 15, 1999


         FOR VALUE RECEIVED, Fidelity Leasing SPC IV, Inc., a Delaware corporation (the "Borrower"), promises to pay to First Union National Bank, as lender (the "Lender") the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the unpaid principal amount of the aggregate loans ("Advances") made by the Lender (as defined below) to the Borrower pursuant to the Agreement (as defined below), as set forth on the attached Schedule, as specified in Section
2.6 of the Agreement, and to pay Interest and Additional Interest, as applicable, on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding as provided in the Agreement on each Payment Date and each other dates specified in the Agreement.

         This Note is issued pursuant to the Secured Subordinated Loan Agreement dated as of July 14, 1999 (the "Agreement") among Fidelity Leasing SPC IV, Inc., as the Borrower, Fidelity Leasing, Inc., as the servicer and the originator and First Union National Bank. Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Agreement.

         Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this
Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

         Payments of the principal of, and interest on, Advances represented by this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in Section 2.6 of the Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

         If any payment under this Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

         If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 1.0%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

         Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and as set forth in the Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Agreement.

         Except as provided in the Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

         All amounts evidenced by this Note and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by the Lender in its internal records; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Agreement.

         The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note.

         This Note is secured by the security interests granted pursuant to
Section 2.1(b) of the Agreement. The holder of this Note and the Lender, is entitled to the benefits of the Agreement and may enforce the agreements of the Borrower contained in the Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Agreement. If an Termination Event shall occur and be continuing, the unpaid balance of the principal of all Advances, together with accrued interest thereon, shall be declared, and become due and payable in the manner and with the effect provided in the Agreement.

         This Note is the Note referred to in the Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

                                      FIDELITY LEASING SPC IV, INC.



                                      By:_____________________________
                                           Name:
                                           Title:

                                                 Schedule to Note


    Name          Date of        Principal         Principal      Outstanding
     of         Advance or       Amount of         Amount of       Principal
   Lender        Repayment        Advance          Repayment        Amount
   ------       ----------       ---------         ---------      -----------